Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Curaçao corporation (the “Corporation”), hereby constitutes and appoints Saul Laureles, Howard Guild and Alexander C. Juden, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each of whom shall be authorized to act with or without the others, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned to execute one or more registration statements (whether on Form S-4 or such other form as may be required) relating to the issuance of the Corporation’s common stock in connection with the merger of a wholly-owned subsidiary of the Corporation with and into Cameron International Corporation and any and all amendments (including post-effective amendments) thereto, and any and all other instruments and documents as may be necessary, advisable or appropriate to enable the Corporation to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same or cause the same to be filed, with all exhibits thereto, with the Securities and Exchange Commission. Said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact.

This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 2nd day of October, 2015.

Signature	Title

/S/ PAAL KIBSGAARD	Chief Executive Officer and Chairman (Principal Executive Officer)
(Paal Kibsgaard)

/S/ SIMON AYAT	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(Simon Ayat)

/S/ HOWARD GUILD	Chief Accounting Officer (Principal Accounting Officer)
(Howard Guild)

/S/ PETER L.S. CURRIE	Director
(Peter L.S. Currie)

/S/ V. MAUREEN KEMPSTON DARKES	Director
(V. Maureen Kempston Darkes)

/S/ NIKOLAY KUDRYAVTSEV	Director
(Nikolay Kudryavtsev)

/S/ MICHAEL E. MARKS	Director
(Michael E. Marks)

/S/ INDRA K. NOOYI	Director
(Indra K. Nooyi)

/S/ LUBNA S. OLAYAN	Director
(Lubna S. Olayan)

/S/ LEO RAFAEL REIF	Director
(Leo Rafael Reif)

/S/ TORE I. SANDVOLD	Director
(Tore I. Sandvold)

/S/ HENRI SEYDOUX	Director
(Henri Seydoux)